UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	August 28, 2006

DORATO RESOURCES INC.
(Exact name of registrant as specified in its chapter)
British Columbia Canada	0-33299	06-1616453
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
#507, 837 West Hastings Street, Vancouver, BC	V6C 3N^
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(604) 685-1017

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year..

The Registrant advises that as a result of the continuation of its incorporation into British Columbia and as it meets the criteria of a “foreign private issuer”, as defined under Rule 3b-4 of the Securities Exchange of 1934 (the “Exchange Act”), in lieu of filing as a domestic issuer under Section 13 or 15(d) the Exchange Act, the Registrant will now be filing as a foreign private issuer under Section 13 or 15(d) of the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated August 28th, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORATO RESOURCES INC.

Date :

August 28th, 2006

By :

/s/  Anton J. Drescher

Anton J. Drescher,

President

Exhibit 99.1

DORATO RESOURCES INC.

Suite 507 – 837 West Hastings Street

Vancouver, BC   V6C 3N6

Tel:  (604) 685-1017

Fax:  (604) 685-5777

CUSIP No. 25712109

NEX Trading Symbol:  DRI.H

Shares Outstanding 1,262,562

CONTINUATION INTO BRITISH COLUMBIA

VANCOUVER, B.C. – Dorato Resources Inc. (the “Company”) announces that as a result of the continuation of its incorporation into British Columbia and as it meets the criteria of a “foreign private issuer”, as defined under Rule 3b-4 of the Securities Exchange of 1934 (the “Exchange Act”), in lieu of filing as a domestic issuer under Section 13 or 15(d) the Exchange Act, the Company will now be filing as a foreign private issuer under Section 13 or 15(d) of the Exchange Act.

Dated at Vancouver, British Columbia, this 28th day of August, 2006.

ON BEHALF OF THE BOARD OF

DORATO RESOURCES INC.

“ANTON  J. (TONY) DRESCHER”

ANTON J. DRESCHER

Director

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.